Exhibit 10.1

To:       China Health Resource, Inc.
343 Sui-Zhou Zhong Road
Suining, Sichuan Province
PR China

From:   Jiang Chen
3/F Xishan road, No. 188
Suining, Sichuan Province
PR China

Re:       Resignation

August 20, 2010

To the Board of Directors:

I hereby submit by resignation as Director and Chief Executive Officer of China Health Resource, Inc, effective immediately. There are no disagreements between the parties.

Sincerely,

/s/ Jiang Chen

Jiang Chen